Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:
May 2, 2022	Amanda Parsons DeRosier
562-233-5146
Amanda.DeRosier@GCEholdings.com

GLOBAL CLEAN ENERGY HOLDINGS, INC. LETTER TO SHAREHOLDERS

Richard Palmer, Chief Executive Officer

LOS ANGELES – Global Clean Energy Holdings, Inc. (OTCQB: GCEH) has issued the following Letter to Shareholders providing an update on the company’s vertically integrated farm-to-fuel businesses, including recent acquisitions, partnerships, and strategic vision for future growth.

Chief Executive Officer’s letter to shareholders

 Global Clean Energy (GCEH) has effectively advanced our transformational goals in a period marked by an ongoing multidimensional global pandemic, anthropogenic climate change, and geopolitical instability. Our average share price from 2019 to 2021 has increased nearly 750% all ahead of revenue generation that will come from the operation of our Bakersfield Renewable Fuels Refinery, which will begin producing in the coming months.

GCEH has been successful during these challenging times because we know that to truly have an impact on climate change, we need to do so responsibly without impacting food security. In order to succeed, energy transition businesses need to be environmentally sustainable, socially sustainable, and also economically sustainable. GCEH is one of the few energy transition businesses that legitimately accomplishes all three. Starting with our nonfood camelina feedstocks, we have built the pathway for continued growth as we invest in our Upstream, Midstream, and Downstream businesses. Our operating model – Simple Strategy, Strategic Implementation, and driving Impactful Solutions – helps to ensure we will be a global leader in the production of ultra-low carbon sustainable fuels needed to reduce dependence on petroleum, and reduce the impacts of climate change and food security.

When we founded this company, it was with the realization that to have a tangible impact, we need to take big steps. Global Clean Energy is taking big steps. As shareholders, you are already aware that our innovative, nonfood, vertically integrated, farm-to-fuel business model sets us apart from our peers. Our structure allows us to manage every step of the renewable fuel production business – from science to seed and farm to fuel – lowering the carbon emissions associated with renewable fuels and streamlining processes to ensure greater efficiencies every step of the way. From our upstream model of using both classic breeding and cutting-edge scientific techniques, like genome editing to increase yields in our proprietary camelina varieties, to our downstream operations that produce ultra-low carbon renewable fuels at our Bakersfield Renewable Fuels Refinery – we are continuing to strategically identify and enter into partnerships and asset acquisitions that will advance GCEH’s successful growth trajectory. Below I will outline the steps we’ve taken this past year, our platform for scalable growth, and the plans we have to achieve GCEH’s vision of producing the most sustainable, least carbon intense, lowest cost fuel possible without impacting food security or causing land use change.

Simple Strategy

Intertwined with our vertically integrated farm-to-fuel model, is our focus on ensuring scalable growth, doing more with less, and having the greatest impact. Many have noted that the single largest constraint to the growth of renewable fuels is the unmet supply of sustainable feedstocks to meet future market demand. By acquiring companies that add value to our production platform, strategically building assets across the value chain to reduce cost and increase margins, and expanding globally through strategic partnerships, our team is doing our part and making great strides toward meeting the global feedstock deficit responsibly. This buy, build, expand strategy is evidenced in our company’s growth this past year.

Strategic Implementation

Global Clean Energy is focused on the future when investing in and developing advantaged assets and intellectual property. By establishing a robust upstream platform that our future growth will be based on, we will be self-sustaining and capital-light. In 2021 we made great strides in advancing this platform.

Upstream

Acquisition of Camelina Company Espana - Significantly bolstering our upstream operations, Global Clean Energy acquired Camelina Company Espana (CCE), the largest camelina supplier in Europe. This acquisition successfully brings GCEH’s upstream model into the global marketplace. Through this purchase we significantly expanded our intellectual property portfolio and agriculture support capabilities, allowing us to further expand our camelina business into Europe and South America. It allows us to scale our deployment platform through strategic partnerships covering thousands of farmers and tens of millions of fallow acres in these markets.

Acquisition of Agribody Technologies (ATI) - Purchasing ATI allowed us to speed up the global development of novel non-GMO camelina varieties using advanced plant science technologies. ATI holds 15 issued U.S. patents for bioengineering key genetic switches (gene editing). We have also expanded our in-house resources to further speed up the breeding process for enhanced traits by utilizing the power of genomics.

Acquisition of Entira, Inc. - By acquiring this agribusiness, consultancy, and marketing firm, which we partnered with for years, we gained in-house expertise for our U.S. camelina agronomy team by supporting its efforts in grower development, education, and support. Through this strategic acquisition, we bolstered our U.S. camelina production strategy and expanded our camelina development program.

Relocation of Upstream Business Headquarters - Our upstream growth isn’t limited to acquisitions. We also relocated our upstream business headquarters, Sustainable Oils, to a state-of-the-art complex in Great Falls, Montana. From this existing agricultural facility, complete with labs and local agricultural support personnel, we can better service our farmers across the Northern Plains, Pacific Northwest and throughout the Midwest.

Midstream

Grain storage facility construction - Our midstream growth this year was bolstered with our acquisition of a 42-acre parcel of land located adjacent to a CHS shuttle train loading facility in Harve, Montana, where we plan to construct 600,000 bushels of grain processing and storage. By reducing the need for intermediaries in our midstream operations, we keep costs down and ensure the quality and reliability of the camelina feedstock delivered to our downstream operation in Bakersfield, California. Moving forward, we plan to build four additional camelina aggregation points as well as other storage infrastructure co-located with existing shuttle train facilities to further streamline midstream logistics.

Downstream

ExxonMobil Strategic Relationship - Perhaps our most significant growth this year came through expanding our strategic relationship with Exxon Mobil Corporation and its affiliates (“ExxonMobil”), which invested $125M in our business, further validating our vertical farm-to-fuel strategy. The investment is in addition to existing long-term supply agreements in which ExxonMobil has committed to purchasing up to 210 million gallons (5 million barrels) per year of renewable diesel from our Bakersfield Renewable Fuels Refinery. ExxonMobil’s investment ensures a lasting relationship that will accelerate our nonfood camelina production in key growing regions, and expand efforts to help reduce greenhouse gas emissions in the transportation sector.

Impactful Solutions

There is no doubt that renewable fuels have environmental, social, and economic benefits. They help reduce transportation-related carbon emissions by burning cleanly and acting as a drop-in replacement for traditional petroleum-based fuels. Their expanded use reduces our reliance on foreign oil imports and will contribute to improving air quality. By converting our sustainably produced camelina oil to drop-in renewable fuels, we are reducing pressure on food land and competition for scarce water resources, positively impacting global food security. The only thing holding further market expansion back is the unmet demand for sustainable, nonfood-based feedstocks. GCEH recognizes this and is poised to be a major disruptor in this market for years to come.

As we look to the future, it is with an eye on leveraging our platform for rapid, responsible, and scalable growth. We see enormous potential in our upstream asset portfolio due to the limited capital necessary to scale the business in target regions and the growing demand for ultra-low carbon intensity, nonfood feedstocks. Given changing environmental policies and global unrest, immense potential exists for exponential growth in this sector. Global Clean Energy’ proprietary camelina feedstocks – the only varieties in the world currently qualifying for California’s strict Low Carbon Fuel Standard – will lead the way in this burgeoning market thanks to our continued focus on upstream investments.

We would not have been able to achieve the foregoing without the extraordinary efforts and commitments of our employees. I cannot thank them enough. And thank you for your support of our company and the trust you have placed in our vision. Together we will continue to positively impact the future and ensure that renewable fuels deliver on their promise of sustainability.

Watch us grow!

Richard Palmer

Chief Executive Officer

Global Clean Energy Holdings, Inc.

About Global Clean Energy

Global Clean Energy Holdings, Inc. (OTCQB:GCEH) is a vertically integrated renewable fuels business that is focused on reducing carbon emissions sustainably through our proprietary camelina varieties – delivering among the lowest carbon intensity renewable fuel in the marketplace. GCEH’s strategy since its inception has been to control the full integration of the renewable fuels supply chain from science to seed and farm to fuel. We aim to operate the development, production, processing, and transportation of feedstocks to the refining and production of renewable fuels. We process our proprietary nonfood feedstock in our Bakersfield, California renewable fuels refinery, yielding a renewable diesel that is chemically identical to petroleum diesel, but with 80+ percent lower carbon emissions. Our proprietary camelina varieties are the only renewable feedstock on the market certified for both the U.S. EPA’s Renewable Fuel Standard and California’s Low Carbon Fuel Standard. More information can be found at www.gceholdings.com.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of Global Clean Energy Holdings, Inc.  Although we believe the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our ability to complete and effectively produce renewable diesel at our renewable fuels refinery, and once operational, producing fuel at the expected rate and cost as anticipated; ensuring adequate supply of camelina or other comparable feedstock; successfully supplying our refinery with camelina or similar feedstock and converting it into renewable fuels; being able to store and transport feedstock and downstream renewable fuels; obtaining and maintaining regulatory approvals and certifications for our renewable fuels to ensure compliance in local and global markets; continued demand and growth for renewable fuels; the ability to produce renewable diesel that is completely fungible with petroleum-based diesel; expanding the capabilities of our refinery site to maximize profitability; our ability to comply with the terms of our credit facilities and production agreements; successfully integrating acquired companies and expanding operations overseas in parallel with our US-based operations; managing all aspects of a complex vertically integrated supply and production strategy, and overcoming circumstances that often are out of our control such as weather, transportation, production delays and ultimately, ultimate demand for our product; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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